IPG HOLDINGS LP






       __________________________________________________________

                         AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED NOTE AGREEMENT
       __________________________________________________________






                   Dated as of December 20, 2002





      U.S. $137,000,000 SENIOR SECURED NOTES DUE MARCH 31, 2008



                         IPG HOLDINGS LP

                        U.S. $137,000,000
             SENIOR SECURED NOTES DUE MARCH 31, 2008


        AMENDMENT NO. 1 TO AMENDED AND RESTATED NOTE AGREEMENT


                                                    As of December 20, 2002

To each of the Persons
Named in Annex 1 hereto (collectively, the "Current Noteholders"):

Ladies and Gentlemen:

     IPG HOLDINGS LP, a limited partnership formed under the laws of that State of Delaware (the "Issuer"), INTERTAPE POLYMER INC., a Canadian corporation and general partner of the Issuer (the "General Partner"), and INTERTAPE POLYMER GROUP INC., a Canadian corporation (the "Parent" and, together with the Issuer and the General Partner herein referred to, collectively, as the "Obligors" and, individually, as an "Obligor") hereby, jointly and severally, agree with each of the Current Noteholders as follows:

1.     PRIOR ISSUANCE OF NOTES, ETC.

     Pursuant to that certain Amended and Restated Note Agreement, dated as of December 20, 2001 (as in effect immediately prior to giving effect to the amendments provided by this Agreement, the "Existing Note Agreement" and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the "Note Agreement"), the Obligors and the Current Noteholders agreed to amend and restate the terms of those certain separate Note Agreements, each dated as of June 1, 1998, by and among the Obligors and each of the purchasers named in Schedule I thereto, pursuant to which the Issuer issued U.S. $137,000,000 in aggregate principal amount of its 6.82% Senior Guaranteed Notes due March 31, 2008 (as amended and restated pursuant to the terms of the Existing Note Agreement, the "Notes"). The register kept by the Company for the registration and transfer of the Notes indicates that each of the Current Noteholders is currently a holder of the Notes indicated on Annex 1.

2,     REQUEST FOR CONSENT TO AMENDMENTS

     The Obligors request that each of the Current Noteholders agree to the amendments (the "Amendments") to the Existing Note Agreement provided for by this Agreement.

3.     WARRANTIES AND REPRESENTATIONS

     To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments, the Obligors represent and warrant as follows:

     3.1  Organization and Authority.

     Each of the Obligors:

          (a) is a corporation, partnership, or other entity, duly organized or formed, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organi-zation; and

          (b) has all requisite power and authority to enter into and perform its obligations under this Agreement and the Note Agreement.

     3.2  Transactions are Legal and Authorized.

     Each of the execution and delivery of this Agreement by the Obligors, the consummation of each of the transactions contemplated thereby and compli-ance by the Obligors with all of the provisions of this Agreement and the Note Agreement (a) will not violate any law or any order, judgment, decree or ruling of any court or governmental authority or agency applicable to the Obligors and (b) will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the constitutive documents of any Obligor or any indenture or other material agreement or instrument to which any Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any material property of any Obligor. The execution and delivery of this Agreement has been duly authorized by proper action on the part of each of the Obligors.
Each of this Agreement and the Note Agreement constitutes the legal, valid and binding obligation of each of the Obligors, enforceable in accordance with its respective terms, except as enforceability thereof may be subject to the effect of any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

     3.3  No Material Adverse Change.

     Since the date of the most recent audited consolidated financial statements of the Parent provided to each of the Current Noteholders, there has been no event or circumstance which has resulted in or could reasonably be expected to result in a Material Adverse Change.

     3.4  Renewal Request.

     The Facility A Borrowers (as such term is defined in the Bank Credit Agreement) have taken all necessary and appropriate action in accordance with section 2.4 of the Bank Credit Agreement to request the extension of the Conversion Date (as such term is defined in the Bank Credit Agreement) for an additional period of 364 days. Bank Facility A is in full force and effect as of the date hereof and the Facility A Borrowers thereunder have the right to borrow and reborrow not less than an aggregate of $50,000,000 thereunder until at least December 20, 2004.

     3.5  Full Disclosure.

     Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Agreement nor the statements made in this Agreement nor any other written statements in final form furnished by or on behalf of the Obligors to any Current Noteholder in connection with the proposal and negotiation of the Amendments, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements taken as a whole contained therein and herein not misleading. There is no fact relating to any event or circumstance that has occurred or arisen since December 20, 2001 that the Obligors have not disclosed to each of the Current Noteholders in writing that has resulted in or could reasonably be expected to result in a Material Adverse Change.

     3.6  Other Agreements.

     Upon (a) the execution and delivery hereof and the effectiveness of the Amendments as provided herein and (b) execution and delivery of the Bank Amendment (as defined below) and the amendment to the 1999 Note Agreement and the effectiveness of said amendments as provided therein, neither any Obligor nor any Restricted Subsidiary is in violation in any respect of any term in any agreement, or other instrument to which it is a party or by which it or any of its property may be bound except for such violations that, in the aggregate for all such violations or defaults, could not reasonably be expected to result in a Material Adverse Change.

     3.7  No Defaults.

     No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the Amendments provided herein, would constitute a Default or an Event of Default.

4.     AMENDMENTS

     4.1  Amendments to Existing Note Agreement.

     Subject to Section 4.2 below, the Existing Note Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.

     4.2  Effectiveness of Amendments.

     The Amendments contemplated by Section 4.1 above and Exhibit A shall become effective (the "Effective Date"), if at all, upon the date of the satisfaction in full of the following conditions precedent (unless waived in writing by the holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes):

          (a) a counterpart of this Agreement shall have been executed and delivered by each of the Obligors and the Current Noteholders;

          (b) the representations and warranties set forth in Section 3 hereof shall be true and correct on such date;

          (c) the Obligors shall have paid the reasonable fees and expenses of Bingham McCutchen LLP, special counsel to the Current Noteholders, as provided in Section 6 hereof;

          (d) the Obligors shall have paid to each Current Noteholder an amendment fee in an amount equal to one tenth of one percent (0.10%) of the outstanding principal balance of the Notes held by such Current Noteholder on the Effective Date;

          (e) the Obligors shall have entered into an amendment to the 1999 Note Agreement, in form and substance reasonably satisfactory to the Current Noteholders, providing for amendments to the provisions thereof which are substantially the same as those reflected in the Amendments; and

          (f) the Obligors and the applicable Restricted Subsidiaries shall have entered into an amendment to the Credit Agreement, in form and substance reasonably satisfactory to the Current Noteholders (the "Bank Amendment"), providing for amendments to the provisions thereof which are substantially the same as those reflected in the Amendments, and all conditions to the effectiveness of the Bank Amendment shall have been satisfied.

     4.3  No Other Amendments; Confirmation.

     Except as expressly provided herein, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by any Current Noteholder of, or otherwise prejudice any Current Noteholder's rights, remedies or powers under, the Existing Note Agreement or any other Financing Document or under any applicable law, and (c) the terms and provisions of the Existing Note Agreement and each other Financing Document shall continue in full force and effect, without modification or amendment.

     4.4  Additional Covenants.

     The Company hereby undertakes to do the following by no later than January 31, 2003:

          (a) To execute all such documents, instruments and agreements as may be reasonably required by the holders of the Notes to designate IPG Financial Services Inc. as a Restricted Subsidiary under the Note Agreement and the other Financing Documents, as applicable;

          (b) To provide the opinion of its counsel, in form and substance acceptable to the holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes with respect to (i) the power, capacity, and authority of each member of the Restricted Group to enter into this Agreement and to perform its obligations hereunder, as well as with respect to the enforceability of this Agreement, and (ii) the designation of IPG Financial Services Inc. as a Restricted Subsidiary under the Note Agreement and the other applicable Financing Documents and the effect thereof on the enforceability of the Collateral; and

          (c) To comply with the provisions of the post-closing undertaking described in Section 4.6(e) of the Existing Note Agreement.

5.     DEFINED TERMS

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Note Agreement or in Exhibit A hereto.

6.     EXPENSES
     Whether or not the Amendments set forth herein or contemplated hereby become effective, the Obligors jointly and severally agree to pay on the Effective Date (or if an invoice is delivered subsequent to the Effective Date or if the Amendments provided for herein do not become effective, promptly and in any event within thirty (30) days of receiving any statement or invoice therefor) all fees, expenses and costs relating to this Agreement, including, but not limited to, the reasonable fees of the Current Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement and any other documents related hereto. Nothing in this Section shall limit the Obligors' obligations pursuant to Section 9.4 of the Existing Note Agreement.

7.     MISCELLANEOUS

     7.1  Part of Note Agreement, Future References, etc.

     This Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Agreement and the other Financing Documents are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

     7.2  Governing Law.

	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     7.3  Duplicate Originals, Execution in Counterpart.

     Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and each set of counterparts that, collectively, show execution by each Obligor and each consenting Current Noteholder shall constitute one duplicate original.

     7.4  Binding Effect.

	This Agreement shall be binding upon and shall inure to the benefit of each of the Obligors and the Current Noteholders and their respective successors and assigns.


[Remainder of page intentionally left blank; next page is signature page.]

     If each Current Noteholder is in agreement with the foregoing, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among each of the Obligors and the Current Noteholders in accordance with its terms.

                              Very truly yours,

INTERTAPE POLYMER GROUP INC.
LE GROUPE INTERTAPE POLYMER INC.


By: /s/Andrew Archibald
Name:	Andrew Archibald
Title:	Chief Financial Officer, Secretary, Treasurer
	and Vice President Administration

IPG HOLDINGS LP
By:  Intertape Polymer Inc., its General Partner


By: /s/Andrew Archibald
Name:	Andrew Archibald
Title:	Chief Financial Officer

INTERTAPE POLYMER INC.


By: /s/Salvatore Vitale
Name:	Salvatore Vitale
Title:	Assistant Secretary



ACCEPTED AND AGREED:


NEW YORK LIFE INSURANCE COMPANY


By: /s/A. Post Howland
Name:	A. Post Howland
Title:	Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC, its Investment Manager


By: /s/A. Post Howland
Name:	A. Post Howland
Title:	Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
  INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
By:	New York Life Investment Management LLC, its Investment Manager


By: /s/A. Post Howland
Name:	A. Post Howland
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By: /s/Kevin Kraska
Name:	Kevin Kraska
Title:	Vice President

U.S. PRIVATE PLACEMENT FUND
By:	Prudential Private Placement Investors, L.P., Investment Advisor
By:	Prudential Private Placement Investors, Inc., its General Partner


By: /s/Kevin Kraska
Name:	Kevin Kraska
Title:	Vice President



THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation


By: /s/David A. Barras
Name:	David A. Barras
Title:	Its Authorized Representative

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	David L. Babson & Company Inc. as Investment Adviser


By: /s/Emeka Onukwugha
Name:	Emeka Onukwugha
Title:	Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)


By: /s/Debra J. Height
Name:	Debra J. Height
Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc. (authorized agent)


By: /s/Debra J. Height
Name:	Debra J. Height
Title:	Managing Director


PRINCIPAL LIFE INSURANCE COMPANY
By:	Principal Capital Management, LLC,
	a Delaware limited liability company,
	its authorized signatory


By:  /s/Deborah Svolboda
Name:	Deborah Svoboda Epp
Title:	Counsel

By: /s/James Fifield
Name:	James Fifield
Title:	Counsel

PRINCIPAL LIFE INSURANCE COMPANY,
  ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
By:	Principal Capital Management, LLC,
	a Delaware limited liability company,
	its authorized signatory


By:   /s/Deborah Svoboda
Name:	Deborah Svoboda Epp
Title:	Counsel

By: /s/James Fifield
Name:	James Fifield
Title:	Counsel

CGU LIFE INSURANCE COMPANY OF AMERICA, a Delaware corporation
  (formerly known as Commercial Union Life Insurance Company of America)
By:	Principal Capital Management, LLC,
	a Delaware limited liability company,
	its attorney in fact


By: /s/Deborah Svoboda
Name:	Deborah Svoboda Epp
Title:	Counsel

By: /s/James Fifield
Name:	James Fifield
Title:	Counsel

JEFFERSON-PILOT LIFE INSURANCE COMPANY


By: /s/Robert E. Whalen, II
Name:	Robert E. Whalen, II
Title:	Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY,
  Successor by Merger to AH (MICHIGAN) LIFE INSURANCE COMPANY


By: /s/Robert E. Whalen, II
Name:	Robert E. Whalen, II
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY,
f/k/a NORTHERN LIFE INSURANCE COMPANY
By:  	ING Investment Management LLC, as agent


By: /s/James V. Wittich
Name:	James V. Wittich
Title:	Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent


By: /s/James V. Wittich
Name:	James V. Wittich
Title:	Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY, as Successor by Merger to
  RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent


By: /s/James V. Wittich
Name:	James V. Wittich
Title:	Senior Vice President


MODERN WOODMEN OF AMERICA


By:/s/Michael Dau
Name:	Michael Dau
Title:	Manager, Securities Division

CLARICA LIFE INSURANCE COMPANY - U.S.


By: /s/John N. Whelihan
Name:	John N. Whelihan
Title:	Vice President, U.S. Private Placements - for President

By: /s/Richard Gordon
Name:	Richard Gordon
Title:	Vice President, U.S. Public Bonds - for Secretary



                            ANNEX 1

        CURRENT NOTEHOLDERS AND ORIGINAL PRINCIPAL AMOUNTS


Name of Current Noteholder                               Original Principal
                                                        Amount of Notes Held

New York Life Insurance Company                             $ 7,000,000

New York Life Insurance and Annuity Corporation             $10,000,000

New York Life Insurance and Annuity Corporation,
  Institutionally Owned Life Insurance Separate Account     $ 5,000,000

The Prudential Insurance Company of America                 $14,600,000
                                                            $ 3,000,000

U.S. Private Placement Fund                                 $ 4,400,000

The Northwestern Mutual Life Insurance Company              $22,000,000

Massachusetts Mutual Life Insurance Company                 $10,000,000
                                                            $ 4,000,000

Connecticut General Life Insurance Company                  $ 5,000,000
                                                            $ 3,000,000
                                                            $ 3,000,000

Life Insurance Company of North America                     $ 3,000,000

Principal Life Insurance Company                            $10,000,000

Principal Life Insurance Company, on behalf of
  one or more separate accounts                             $ 1,500,000

CGU Life Insurance Company of America                       $ 1,500,000

Jefferson-Pilot Life Insurance Company                      $10,000,000

Jefferson-Pilot Financial Insurance Company,
  successor by merger to AH (Michigan) Life
  Insurance Company                                         $ 5,000,000

Northern Life Insurance Company                             $ 4,000,000

ReliaStar Life Insurance Company                            $ 2,000,000

ReliaStar Life Insurance Company, as successor
  by merger to ReliaStar United Services Life
  Insurance Company                                         $ 2,000,000

Modern Woodmen of America                                   $ 5,000,000

Clarica Life Insurance Company                              $ 2,000,000


                           EXHIBIT A

             AMENDMENTS TO EXISTING NOTE AGREEMENT


1. Section 5.7(a) of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

     "(a) Fixed Charge Coverage. The Parent will keep and maintain the ratio (determined as of the end of each fiscal quarter of the Parent) of Net Income Available for Fixed Charges to Fixed Charges in each case for the immediately preceding period of four consecutive fiscal quarters including the fiscal quarter ending on the calculation date (taken as a single accounting period) at not less than the amount set forth for the applicable quarter end in the table below:

If such fiscal quarter ends:	                        Minimum Ratio

On or prior to December 31, 2002                            1.75:1

From January 1, 2003 to June 30, 2003                       1.85:1

From July 1, 2003 to December 31, 2003                      2.00:1

From January 1, 2004 to December 31, 2004                   2.50:1

From January 1, 2005 and thereafter                         3.00:1"

2. Section 5.8 of the Existing Note Agreement is hereby amended and restated to read in its entirety as follows:

     "5.8	Leverage Ratios.

     "(a) Total Debt to Consolidated Total Capitalization. The Parent will not at any time permit the ratio of Total Debt to Consolidated Total Capitalization to exceed the ratio applicable to such time in the table set forth below:

If such time is:                                   The applicable ratio is:

On or prior to March 30, 2002                               0.59:1

From March 31, 2002 to June 29, 2002                       0.585:1

From June 30, 2002 to September 29, 2002                    0.58:1

From September 30, 2002 to December 30, 2002               0.575:1

From December 31, 2002 to June 29, 2003                     0.55:1

From June 30, 2003 to December 30, 2003                    0.525:1

On December 31, 2003 and at any time thereafter             0.50:1

     (b) Total Debt to EBITDA. The Parent will not permit the ratio of Total Debt as at the end of each fiscal quarter of the Parent to EBITDA for the period of the four fiscal quarters of the Parent ended on such date (taken as a single accounting period) to exceed for each such date prior to June 30, 2002, the ratio applicable to such date in the table set forth below, and if such date is on or after June 30, 2002, the lesser of (i) the Experience-Based Ratio at such date and (ii) the ratio applicable to such date in the table set forth below:

If such date is:                                   The applicable ratio is:

On December 31, 2001                                        6.00:1

On March 31, 2002                                           5.75:1

On June 30, 2002                                            5.50:1

On September 30, 2002, December 31, 2002 and
  March 31, 2003                                            5.25:1

On June 30, 2003                                            5.00:1

On September 30, 2003                                       4.75:1

On December 31, 2003                                        4.50:1

On March 31, 2004                                           4.25:1

On June 30, 2004                                            4.00:1

On September 30, 2004, December 31, 2004,
  March 31, 2005 and June 30, 2005                          3.50:1

On September 30, 2005 and at any time thereafter            3.25:1

     As used in this Section 5.8(b), the term "Experience-Based Ratio" means, as at the last day of any fiscal quarter of the Parent, the greater of
(a) 3.25:1 and (b) the sum of (i) 0.25 plus (ii) the actual ratio of Total Debt as at the end of the fiscal quarter of the Parent ended on such date to EBITDA for the period of the four fiscal quarters of the Parent most recently ended on the last day of such fiscal quarter (taken as a single accounting period)."

     3. Section 5.18(k) of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

          "(k) Additional Undertakings. (i) Prior to June 30, 2002, at the expense of the Parent, an accounts receivable and inventory audit of its Restricted Subsidiaries, which audit shall have been performed by an independent third party acceptable to the Banks, and (ii) in the event the ratio of Total Debt as at June 30, 2002 to EBITDA for the period of four fiscal quarters of the Parent ended on such date is not less than or equal to 5.0:1, at the request of the Majority Noteholders at any time after June 30, 2002, an appraisal of the Restricted Subsidiaries' equipment and inventory, such appraisal to be performed by an independent third party acceptable to the Majority Noteholders; and"